Exhibit 99.1

Oaktree Strategic Income Corporation Announces Third Fiscal Quarter 2019 Financial Results

and Declares Distribution of $0.155 Per Share

LOS ANGELES, CA, August 7, 2019 - Oaktree Strategic Income Corporation (NASDAQ: OCSI) (“Oaktree Strategic Income” or the “Company”), a specialty finance company, today announced its unaudited financial results for the fiscal quarter ended June 30, 2019.

Financial Highlights for the Quarter Ended June 30, 2019

•

Total investment income of $13.8 million ($0.47 per share), up from $12.5 million ($0.42 per share) for the second fiscal quarter of 2019, primarily reflecting higher interest income and fee income related to the exit of an investment.

•

Net investment income of $5.9 million ($0.20 per share), up from $5.2 million ($0.18 per share) for the second fiscal quarter of 2019, primarily due to higher investment income, partially offset by higher net expenses.

•	Net asset value per share of $9.71, down from $9.74 for the second fiscal quarter of 2019, driven by unrealized depreciation on certain debt investments.

•	Originated $38.8 million of new investment commitments and received $43.0 million of proceeds from prepayments, exits, other paydowns and sales.

•	A quarterly distribution was declared of $0.155 per share, payable on September 30, 2019 to stockholders of record on September 13, 2019.

Edgar Lee, Chief Executive Officer and Chief Investment Officer, said, “OCSI delivered strong earnings and solid portfolio performance in the third quarter. Net investment income increased to $0.20 per share, or 17% from the same period one year ago, reflecting a larger average portfolio size as well as prepayment fees related to a successful investment exit. NAV was relatively stable from the prior quarter and credit quality was strong. We remain focused on taking a highly selective, late-cycle approach to investing and believe we are well positioned with over 98% of the portfolio in first lien loans, excluding our investment in the Glick JV.”

Distribution Declaration

The Board of Directors declared a quarterly distribution of $0.155 per share, payable on September 30, 2019 to stockholders of record on September 13, 2019.

Distributions are paid primarily from distributable (taxable) income. To the extent taxable earnings for a fiscal taxable year fall below the total amount of distributions for that fiscal year, a portion of those distributions may be deemed a return of capital to the Company’s stockholders.

Results of Operations

	For the three months ended
	June 30, 2019	March 31, 2019	June 30, 2018
Operating results:
Interest income	$13,521,604	$12,294,014	$10,791,586
PIK interest income	2,838	6,004	570,552
Fee income	284,081	181,806	298,686

Total investment income	13,808,523	12,481,824	11,660,824
Net expenses	7,890,136	7,265,064	6,588,926

Net investment income	5,918,387	5,216,760	5,071,898
Net realized and unrealized gains (losses)	(2,435,487)	8,478,667	(3,346,766)

Net increase (decrease) in net assets resulting from operations	$3,482,900	$13,695,427	$1,725,132

Net investment income per common share	$0.20	$0.18	$0.17
Net realized and unrealized gains (losses) per common share	$(0.08)	$0.28	$(0.11)
Earnings (loss) per common share — basic and diluted	$0.12	$0.46	$0.06

	As of
	June 30, 2019	March 31, 2019	September 30, 2018
Select balance sheet and other data:
Investment portfolio at fair value	$588,582,089	$592,147,418	$556,841,828
Total debt outstanding	308,256,800	307,656,800	275,056,800
Net assets	286,021,008	287,105,458	295,745,420
Net asset value per share	9.71	9.74	10.04
Total leverage	1.08x	1.07x	0.93x

Total investment income for the quarter ended June 30, 2019 was $13.8 million, and included $13.5 million of interest income from portfolio investments and $0.3 million of fee income. Total investment income was higher as compared to the quarter ended March 31, 2019, primarily due to the acceleration of interest income and prepayment fees earned in connection with the exit of an investment.

Net expenses for the quarter were $7.9 million, a $0.6 million increase from $7.3 million in the prior quarter. The increase was primarily due to a $0.4 million increase in Part I incentive fees (net of waivers) as a result of higher pre-incentive fee net investment income during the quarter and a $0.1 million increase in interest expense as a result of a higher level of borrowings during the quarter.

Net realized and unrealized losses on the investment portfolio for the quarter were $(2.4) million, reflecting unrealized depreciation on certain debt investments.

Portfolio and Investment Activity

	As of
($ in thousands)	June 30, 2019	March 31, 2019	June 30, 2018
Investments at fair value	$588,582	$592,147	$570,794
Number of portfolio companies	82	81	72
Average portfolio company debt size	$7,300	$7,400	$8,100
Asset class:
Senior secured debt	90.5%	90.5%	89.7%
Unsecured debt	9.5%	9.5%	10.1%
Equity	—%	—%	0.2%
Non-accrual debt investments:
Non-accrual investments at fair value	$—	$—	$50
Non-accrual investments as a percentage of debt investments	—%	—%	0.01%
Number of investments on non-accrual	1	1	1
Interest rate type:
Percentage floating-rate	100.0%	100.0%	100.0%
Yields:
Weighted average yield on debt investments (1)	7.8%	8.0%	7.9%
Cash component of weighted average yield on debt investments	7.6%	7.8%	7.7%
Weighted average yield on total portfolio investments (2)	7.8%	8.0%	7.8%
Investment activity:
New investment commitments	$38,800	$64,400	$113,600
New funded investment activity (3)	$41,300	$67,900	$114,300
Proceeds from prepayments, exits, other paydowns and sales	$43,000	$38,900	$83,800
Net new investments (4)	$(1,700)	$29,000	$30,500
Number of new investment commitments in new portfolio companies	5	9	15
Number of new investment commitments in existing portfolio companies	4	5	1
Number of portfolio company exits	4	7	8

(1)

Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments, including the Company’s share of the return on debt investments in the OCSI Glick JV.

(2)

Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments and dividend income, including the Company’s share of the return on debt investments in the OCSI Glick JV.

(3)	New funded investment activity includes drawdowns on existing revolver commitments.
(4)	Net new investments consists of new funded investment activity less proceeds from prepayments, exits, other paydowns and sales.

As of June 30, 2019, the fair value of the Company’s investment portfolio was $588.6 million and was comprised of investments in 82 companies, including the Company’s investments in OCSI Glick JV LLC (“OCSI Glick JV”).

At fair value, 90.5% of the Company’s portfolio as of June 30, 2019 consisted of senior secured floating-rate debt investments, including 88.4% of first liens and 2.1% of second liens, and 9.5% consisted of a subordinated note investment in the OCSI Glick JV.

As of June 30, 2019, there was one investment on which the Company had stopped accruing cash and/or PIK interest or original issue discount (“OID”) income that, in the aggregate, represented 0.1% of the debt portfolio at cost and 0.00% at fair value.

As of June 30, 2019, the OCSI Glick JV had $163.7 million in assets, including senior secured loans to 35 portfolio companies. The joint venture generated income of $1.5 million for Oaktree Strategic Income during the quarter ended June 30, 2019.

Liquidity and Capital Resources

As of June 30, 2019, the Company had $14.0 million of cash and cash equivalents (including restricted cash), total principal value of debt outstanding of $308.3 million, and $146.7 million of undrawn capacity on its credit facilities, subject to borrowing base and other limitations. The weighted average interest rate on debt outstanding was 4.5% as of June 30, 2019.

As of June 30, 2019, the Company’s total leverage ratio was 1.08x debt-to-equity.

Conference Call Information

Oaktree Strategic Income will host a conference call to discuss its third fiscal quarter results at 12:30 p.m. Eastern Time / 9:30 a.m. Pacific Time on August 7, 2019. The conference call may be accessed by dialing (877) 507-4376 (U.S. callers) or +1 (412) 317-5239 (non-U.S. callers), participant password “Oaktree Strategic Income.” During the earnings conference call, Oaktree Strategic Income intends to refer to an investor presentation that will be available on the Investors section of the Oaktree Strategic Income website, www.oaktreestrategicincome.com. Alternatively, a live webcast of the conference call can be accessed on Oaktree Strategic Income’s website.

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available on Oaktree Strategic Income’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 10133107, beginning approximately one hour after the broadcast.

About Oaktree Strategic Income Corporation

Oaktree Strategic Income Corporation (NASDAQ:OCSI) is a specialty finance company dedicated to providing customized capital solutions for middle-market companies in both the syndicated and private placement markets. The firm seeks to generate a stable source of current income while minimizing the risk of principal loss and, to a lesser extent, capital appreciation by providing innovative first-lien financing solutions to companies across a wide variety of industries. The Company is regulated as a business development company under the Investment Company Act of 1940, as amended. Oaktree Strategic Income is managed by Oaktree Capital Management, L.P. For additional information, please visit Oaktree Strategic Income’s website at www.oaktreestrategicincome.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements may include statements as to: our future operating results and distribution projections; our business prospects and the prospects of our portfolio companies; and the impact of the investments that we expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings.

We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investor Relations:

Oaktree Strategic Income Corporation

Michael Mosticchio

(212) 284-1900

ocsi-ir@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com

Oaktree Strategic Income Corporation

Consolidated Statements of Assets and Liabilities

	June 30, 2019 (unaudited)	March 31, 2019 (unaudited)	September 30, 2018
ASSETS
Investments at fair value:
Control investments (cost June 30, 2019: $73,210,028; cost March 31, 2019: $73,237,461; cost September 30, 2018: $73,501,970)	$55,634,655	$56,017,403	$58,512,170
Non-control/Non-affiliate investments (cost June 30, 2019: $544,954,488; cost March 31, 2019: $546,005,001; cost September 30, 2018: $499,423,794)	532,947,434	536,130,015	498,329,658

Total investments at fair value (cost June 30, 2019: $618,164,516; cost March 31, 2019: $619,242,462; cost September 30, 2018: $572,925,764)	588,582,089	592,147,418	556,841,828
Cash and cash equivalents	4,070,731	2,854,506	10,439,023
Restricted cash	9,929,895	8,972,775	5,992,764
Interest, dividends and fees receivable	2,985,869	2,935,766	3,139,334
Due from portfolio companies	45,327	52,091	167,946
Receivables from unsettled transactions	5,180,121	—	5,143,533
Deferred financing costs	2,172,147	2,199,665	2,469,675
Derivative asset at fair value	—	93,702	45,807
Other assets	844,178	930,541	891,960

Total assets	$613,810,357	$610,186,464	$585,131,870

LIABILITIES AND NET ASSETS
Liabilities:
Accounts payable, accrued expenses and other liabilities	$1,215,840	$650,869	$649,781
Base management fee and incentive fee payable	1,798,217	1,368,446	1,915,682
Due to affiliate	1,592,125	1,047,888	1,700,952
Interest payable	2,978,785	2,961,560	1,130,735
Payables from unsettled transactions	11,934,950	9,395,443	8,932,500
Derivative liability at fair value	12,632	—	—
Credit facilities payable	308,256,800	307,656,800	275,056,800

Total liabilities	327,789,349	323,081,006	289,386,450
Commitments and contingencies
Net assets:
Common stock, $0.01 par value, 150,000,000 shares authorized; 29,466,768 shares issued and outstanding as of June 30, 2019, March 31, 2019 and September 30, 2018	294,668	294,668	294,668
Additional paid-in-capital	370,751,389	370,751,389	370,751,389
Accumulated overdistributed earnings	(85,025,049)	(83,940,599)	(75,300,637)

Total net assets (equivalent to $9.71, $9.74 and 10.04 per common share as of June 30, 2019, March 31, 2019 and September 30, 2018, respectively)	286,021,008	287,105,458	295,745,420

Total liabilities and net assets	$613,810,357	$610,186,464	$585,131,870

Oaktree Strategic Income Corporation

Consolidated Statements of Operations

(unaudited)

	Three months ended June 30, 2019	Three months ended March 31, 2019	Three months ended June 30, 2018	Nine months ended June 30, 2019	Nine months ended June 30, 2018
Interest income:
Control investments	$1,486,149	$1,472,785	$1,074,611	$4,444,357	$3,041,858
Non-control/Non-affiliate investments	11,984,332	10,769,097	9,642,088	32,404,578	26,696,591
Interest on cash and cash equivalents	51,123	52,132	74,887	170,250	208,861

Total interest income	13,521,604	12,294,014	10,791,586	37,019,185	29,947,310

PIK interest income:
Control investments	—	—	562,883	—	1,632,596
Non-control/Non-affiliate investments	2,838	6,004	7,669	16,587	18,425

Total PIK interest income	2,838	6,004	570,552	16,587	1,651,021

Fee income:
Affiliate investments	—	—	14,822	—	14,822
Non-control/Non-affiliate investments	284,081	181,806	283,864	513,522	1,333,172

Total fee income	284,081	181,806	298,686	513,522	1,347,994

Total investment income	13,808,523	12,481,824	11,660,824	37,549,294	32,946,325

Expenses:
Base management fee	1,497,711	1,451,393	1,414,815	4,363,871	4,220,445
Part I incentive fee	1,294,691	1,096,144	1,002,145	3,245,213	1,742,251
Professional fees	397,365	375,601	618,423	1,231,578	2,383,716
Directors fees	105,000	105,278	114,093	315,278	374,093
Interest expense	3,860,478	3,771,530	3,235,080	10,854,962	8,897,722
Administrator expense	224,328	231,033	326,998	890,228	888,613
General and administrative expenses	325,656	283,338	225,132	941,220	936,910

Total expenses	7,705,229	7,314,317	6,936,686	21,842,350	19,443,750
Fees waived	184,907	(49,253)	(347,760)	(291,740)	(705,445)

Net expenses	7,890,136	7,265,064	6,588,926	21,550,610	18,738,305

Net investment income	5,918,387	5,216,760	5,071,898	15,998,684	14,208,020

Unrealized appreciation (depreciation):
Control investments	(355,315)	1,684,985	(750,211)	(2,585,573)	(1,531,317)
Affiliate investments	—	—	16,333,131	—	16,543,140
Non-control/Non-affiliate investments	(2,132,068)	6,989,963	5,630,684	(10,912,918)	11,063,715
Foreign currency forward contract	(106,334)	122,463	—	(58,439)	—

Net unrealized appreciation (depreciation)	(2,593,717)	8,797,411	21,213,604	(13,556,930)	26,075,538

Realized gains (losses):
Affiliate investments	—	—	(15,914,944)	—	(15,914,916)
Non-control/Non-affiliate investments	(125,517)	(77,774)	(8,645,426)	1,244,015	(12,054,903)
Foreign currency forward contract	283,747	(240,970)	—	291,867	—

Net realized gains (losses)	158,230	(318,744)	(24,560,370)	1,535,882	(27,969,819)

Net realized and unrealized gains (losses)	(2,435,487)	8,478,667	(3,346,766)	(12,021,048)	(1,894,281)

Net increase (decrease) in net assets resulting from operations	$3,482,900	$13,695,427	$1,725,132	$3,977,636	$12,313,739

Net investment income per common share — basic and diluted	$0.20	$0.18	$0.17	$0.54	$0.48
Earnings (loss) per common share — basic and diluted	$0.12	$0.46	$0.06	$0.13	$0.42
Weighted average common shares outstanding — basic and diluted	29,466,768	29,466,768	29,466,768	29,466,768	29,466,768